UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934  (Amendment No. __)

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

HILLIARD-LYONS GOVERNMENT FUND, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Hilliard-Lyons Government Fund, Inc.

March 31, 2008

We recently contacted you regarding a Special Meeting of Shareholders of Hilliard-Lyons Government Fund, Inc., (the “Fund”), which has been adjourned to April 17, 2008 at 2:00 p.m. Eastern time.   The Fund’s records indicate that we have not received your vote. We urge you to vote as soon as possible in order to allow the Fund to obtain a sufficient number of votes to hold the Meeting as rescheduled. By voting now you will help save on the cost of additional mailings and calls to shareholders.

Please Vote Today!

Your vote is urgently needed! Please vote now to be sure your vote is received in time for the April 17, 2008 Special Meeting of Shareholders.

   We have made it very easy for

   you to vote.  Choose one of the

   following methods:

•

Log on to the website noted on your proxy
card and enter your control number
printed on the card, and vote by following
the on-screen prompts.

•

Call the phone number on the proxy card
and enter the control number printed on
the card and follow the touchtone
prompts.

•

Mail in your signed proxy card in the
envelope provided.

If you have any questions regarding the proposal or voting process, or would like to obtain additional copies of the materials, do not hesitate to call our proxy solicitor, D.F. King & Co.,
Inc., whom you may also receive a call from, toll-free at (800) 207-3158.

Voting takes only a few minutes.

Thank you for your participation in this important matter.